Exhibit 10.1
Execution Copy
STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of September 18, 2009, is made by and between QuikByte Software, Inc., a Colorado corporation (the “Company”), and each of the Investors listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”).
RECITALS
     WHEREAS, the Company is a party to that certain Merger Agreement, dated as of July 14, 2009, as amended (the “Merger Agreement”), by and among the Company, Sorrento Therapeutics, Inc., a Delaware corporation (“Sorrento”), Sorrento Merger Corp., Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Stephen Zaniboni, as Stockholders’ Agent thereunder, and Glenn Halpryn, as Parent Representative thereunder, pursuant to which the Company will acquire Sorrento via a merger whereby Merger Sub will be merged with and into Sorrento (the “Merger”) with Sorrento continuing as the surviving entity in the Merger and as a wholly-owned subsidiary of the Company; and
     WHEREAS, the closing of the Merger (the “Merger Closing”) is subject to, among other conditions, the Company’s receipt of an aggregate investment of $2.0 million in exchange for shares of common stock, $0.0001 par value, of the Company (the “Common Stock”); and
     WHEREAS, the Investors desire to acquire from the Company, and the Company desires to issue and sell to the Investors, in the manner and on the terms and conditions hereinafter set forth, 44,634,374 shares of Common Stock (collectively, the “Shares”); and
     WHEREAS, in connection with the Investors’ purchase of the Shares, the Company and the Investors desire to establish certain rights and obligations between themselves.
     NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and each of the Investors hereby agree as follows:
SECTION I  DEFINITIONS.
     The following terms when used in this Agreement have the following respective meanings:
     “1933 Act” means the Securities Act of 1933, as amended.
     “1934 Act” means the Securities Exchange Act of 1934, as amended.
     “Affiliate” means with respect to any Person, any (i) officer, director, partner or holder of more than 10% of the outstanding shares or equity interests of such Person, (ii) any relative of such Person, or (iii) any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. A Person will be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the “Controlled” Person, whether through ownership of voting securities, by contract, or otherwise.
     “Agreement” has the meaning set forth in the recitals hereto.
     “Articles of Incorporation” means the Articles of Incorporation of the Company, as amended and restated and as on file with the Secretary of State of the State of Colorado on the date of this Agreement.

     “Business Day” means a day other than Saturday, Sunday or statutory holiday in the State of Florida and in the event that any action to be taken hereunder falls on a day which is not a Business Day, then such action shall be taken on the next succeeding Business Day.
     “Bylaws” means the Amended and Restated Bylaws of the Company, as filed with the SEC on the date of this Agreement.
     “Closing Date” has the meaning set forth in Section 3.1 hereof.
     “Closing” has the meaning set forth in Section 3.1 hereof.
     “Common Stock” has the meaning set forth in the recitals hereto.
     “Company” has the meaning set forth in the recitals hereto.
     “Computershare” has the meaning set forth in Section 3.2(a) hereof.
     “GAAP” means generally accepted accounting principles in the United States.
     “Governmental Authority” means the United States, any state or municipality, the government of any foreign country, any subdivision of any of the foregoing, or any authority, department, commission, board, bureau, agency, court, or instrumentality of any of the foregoing.
     “Instruction Letter” has the meaning set forth in Section 3.2(a) hereof.
     “Investor(s)” has the meaning set forth in the recitals hereto.
     “Investor Lock-Up Agreement” means the lock-up letter agreement substantially in the form of Exhibit B hereto.
     “Knowledge” means the actual knowledge of the officers of the Company after due and diligence inquiry of the employees or agents of the Company reasonably believed to have knowledge of such matters.
     “Lien” means any mortgage, lien, pledge, security interest, easement, conditional sale or other title retention agreement, or other encumbrance of any kind.
     “Material Adverse Effect” means a change or effect in the condition (financial or otherwise), properties, assets, liabilities, rights, operations or business of the Company which change or effect, individually or in the aggregate, could reasonably be expected to be materially adverse to such condition, properties, assets, liabilities, rights, operations or business.
     “Merger” has the meaning set forth in the recitals hereto.
     “Merger Agreement” has the meaning set forth in the recitals hereto.
     “Merger Closing” has the meaning set forth in the recitals hereto.
     “Merger Sub” has the meaning set forth in the recitals hereto.
     “Person” means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, or Governmental Authority.

     “Purchase Price” means $2.0 million.
     “SEC” means the United States Securities and Exchange Commission.
     “SEC Filings” has the meaning set forth in Section 4.2 (f) hereof.
     “Shareholders” mean the record holders of shares of capital stock of the Company.
     “Shares” has the meaning set forth in the recitals hereto.
     “Sorrento” has the meaning set forth in the recitals hereto.
SECTION II  PURCHASE AND SALE OF COMMON STOCK.
     2.1 Issuance and Purchase of Common Stock. At the Closing, based upon the representations, warranties, covenants and agreements of the parties set forth in this Agreement, the Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, that number of Shares set forth opposite such Investor’s name on Exhibit A attached hereto. At the Closing, the Company shall deliver to each Investor a copy of the Instruction Letter against payment of that portion of the Purchase Price set forth opposite such Investor’s name on Exhibit A.
     2.2 Payment for Common Stock. At the Closing, for all of the Shares, the Investors shall pay to the Company, in the aggregate, the Purchase Price. Each Investor shall pay that portion of the Purchase Price set forth opposite such Investor’s name on Exhibit A. The Investors shall pay the Purchase Price by wire transfers of immediately available funds to an account designated in writing by the Company.
SECTION III  THE CLOSING.
     3.1 Closing . The closing of the issuance and sale of the Shares pursuant to Section 2.1 hereof and certain of the other transactions contemplated hereby (the “Closing”) shall take place contemporaneously with the execution of this Agreement (the “Closing Date”) at the offices of Greenberg Traurig P.A., in Miami, Florida, or such other place as agreed by the parties hereto. The Closing shall take place immediately prior to the Merger Closing.
     3.2 Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Investors the following items (in addition to any other items required to be delivered to the Investors pursuant to any other provision of this Agreement):
          (a) a copy of an instruction letter to Computershare Trust Company, N.A. (“Computershare”), the transfer agent for the Common Stock, duly executed by an officer of the Company directing Computershare to promptly issue certificates representing the Shares being issued and sold by the Company to the Investors pursuant to Section 2.1 hereof, duly recorded on the books of the Company in the names of each of the Investors as set forth on Exhibit A (bearing a legend that such securities have not been registered under the 1933 Act or any state securities laws) and shall deliver such letter to Computershare (the “Instruction Letter”); and
          (b) a certificate of the Secretary of State of the State of Colorado as to the good standing of the Company dated within five Business Days prior to the Closing Date.

     3.3 Deliveries by the Investors . At the Closing, each of the Investors shall deliver or cause to be delivered to the Company (in addition to any other items required to be delivered to the Company pursuant to any other provision of this Agreement):
          (a) payment by wire transfer of immediately available funds necessary to satisfy each Investor’s obligations to the Company under Section 2.2 hereof and to result in payment to the Company of the Purchase Price; and
          (b) a fully-executed Investor Lock-Up Agreement.
SECTION IV  REPRESENTATIONS AND WARRANTIES.
     4.1 Representations and Warranties of the Company. In order to induce each of the Investors to purchase the Common Stock that it is purchasing hereunder, the Company represents and warrants to each of the Investors as of the Closing (unless another time is expressly provided for herein) as follows:
          (a) Organization and Standing. The Company is duly incorporated and validly existing under the laws of the State of Colorado, and has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it is presently being conducted. As of immediately prior to the Closing, the Company did not own any equity interest, directly or indirectly, in any other Person or business enterprise other than Merger Sub. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect upon its assets, properties, financial condition, results of operations or business. As of immediately prior to the Closing, the Company had no subsidiaries other than Merger Sub.
          (b) Capitalization. As of the Closing Date, the authorized capital stock of the Company is 600,000,000 shares, consisting of (i) 500,000,000 shares of Common Stock, of which 11,073,946 shares are issued and outstanding as of immediately prior to the Closing, and (ii) 100,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding as of immediately prior to the Closing. The Company has no other class or series of equity securities authorized, issued, reserved for issuance or outstanding. Except for the Merger and agreements to be assumed by the Company in connection with the Merger, there are (x) no outstanding options, offers, warrants, conversion rights, contracts or other rights to subscribe for or to purchase from the Company, or agreements obligating the Company to issue, transfer, or sell (whether formal or informal, written or oral, firm or contingent), shares of capital stock or other securities of the Company (whether debt, equity, or a combination thereof) or obligating the Company to grant, extend, or enter into any such agreement and (y) no agreements or other understandings (whether formal or informal, written or oral, firm or contingent) which require or may require the Company to repurchase any of its Common Stock. There are no preemptive or similar rights with respect to the Company’s capital stock. There are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders). Other than as contemplated by the Merger Agreement, the Company is not a party to, and, to the Knowledge of the Company, no Shareholder is a party to, any voting agreements, voting trusts, proxies or any other agreements, instruments or understandings with respect to the voting of any shares of the capital stock of the Company, or any agreement with respect to the transferability, purchase or redemption of any shares of the capital stock of the Company. The issue and sale of the Shares to the Investors does not obligate the Company to issue any shares of capital stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. The outstanding Common Stock is all duly and validly authorized and issued, fully paid and nonassessable.

Immediately following the Merger Closing, the Shares will represent approximately 19.83% of the issued and outstanding shares of the capital stock of the Company on a fully-diluted basis.
          (c) Capacity of the Company; Authorization; Execution of Agreements. The Company has all requisite corporate power, authority and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement by the Company, and the performance by the Company of the transactions and obligations contemplated hereby, including, without limitation, the issuance and delivery of the Shares to the Investors hereunder, have been duly authorized by all requisite action on the part of the Company. This Agreement has been duly executed and delivered by a duly authorized officer of the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States (both state and federal), affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.
          (d) Status of Shares. The Shares being issued and purchased hereunder, all of which are to be issued by the Company to the Investors and paid for by the Investors pursuant to the terms of this Agreement, are and will be, when issued, (i) duly authorized, validly issued, fully paid and nonassessable, (ii) issued in compliance with all applicable United States federal and state securities laws, (iii) subject to restrictions under this Agreement, and applicable United States federal and state securities laws, have the rights and preferences set forth in the Articles of Incorporation, and (iv) free and clear of all Liens (except for any Liens imposed on such Shares, directly or indirectly, by the Investors).
          (e) Conflicts; Defaults. The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions and obligations contemplated hereby and thereby to be performed by it do not (i) violate, conflict with, or constitute a default under any of the terms or provisions of, the Articles of Incorporation, the Bylaws, or any provisions of, or result in the acceleration of any obligation under, any contract, note, debt instrument, security agreement or other instrument to which the Company is a party or by which the Company, or any of its assets, is bound; (ii) result in the creation or imposition of any Liens (except for any Liens imposed, directly or indirectly, by the Investors) or claims upon the Company’s assets or upon any of the shares of capital stock of the Company; (iii) constitute a violation of any law, statute, judgment, decree, order, rule, or regulation of a Governmental Authority applicable to the Company; or (iv) constitute an event which, after notice or lapse of time or both, would result in any of the foregoing. The Company is not presently in violation of its Articles of Incorporation or Bylaws.
          (f) SEC Filings. The SEC Filings, when filed, complied in all material respects with the requirements of Section 13 or 15(d) of the 1934 Act, as applicable, did not, as of the dates when filed, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The SEC Filings are all of the filings that the Company was required to file with the SEC during the periods covered thereby and all such filings were made on a timely basis when due. The financial statements of the Company included in the SEC Filings complied in all material respects with the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods covered by such financial statements, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and for the periods indicated, and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company is a party or to which the property or assets of the Company are subject and which are required to be disclosed pursuant to the 1934 Act are included as part of or specifically identified in the SEC Filings.
          (g) Material Changes. Since the date of the latest audited financial statements included within the SEC Filings, except as disclosed in the SEC Filings, (i) there has been no event that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of the business of a shell corporation consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP as required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate.
          (h) Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against the Company.
          (i) Brokers, Finders, and Agents. The Company is not, directly or indirectly, obligated to anyone acting as broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby. No Person has or, immediately following the consummation of the transactions contemplated by this Agreement, will have, any right, interest or valid claim against the Company or, as a result of any action or inaction by the Company, the Investors, in either case for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement, nor are there any brokers’ or finders’ fees or any payments or promises of payment of similar nature, however characterized, that have been paid or that are or may become payable in connection with the transactions contemplated by this Agreement, as a result of any agreement or arrangement made by the Company.
          (j) Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or Bylaws that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation, as a result of the Company’s issuance of the Shares and the Investors’ ownership of the Shares.
          (k) Absence of Businesses. Neither the Company nor Merger Sub is engaged in any business and neither the Company nor the Merger Sub has any liability or obligation of any kind or nature other than liabilities or obligations that are disclosed in an SEC Filing or that ordinarily and customarily relate to the maintenance of a public company or the Merger.
          (l) Merger. To the Knowledge of the Company, immediately following the Closing, all conditions precedent to the Merger Closing will have been satisfied.
          (m) Disclosure. All written disclosure materials provided to the Investors regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company are true and correct in all material respects and as otherwise contemplated in this Agreement and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company, but which has not been so publicly announced or disclosed.
     4.2 Representations and Warranties of the Investors. Each of the Investors hereby severally, but not jointly, represents and warrants to the Company as of the Closing as follows:
          (a) Investment Intent. The Shares being purchased by the Investor hereunder are being purchased for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act. The Investor understands that such Shares have not been registered under the 1933 Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof and/or the provisions of Rule 506 of Regulation D promulgated thereunder, and under the securities laws of applicable states and agrees to deliver to the Company, if requested by the Company, an investment letter in customary form. The Investor further understands that the certificates representing such Shares bear a legend substantially similar to the following and agrees that it will hold such Shares subject thereto:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED DIRECTLY OR INDIRECTLY FROM THE ISSUER WITHOUT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT. THESE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED OF IN ANY MANNER (“TRANSFER”) UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE SECURITIES LAWS, OR UNLESS THE REQUEST FOR TRANSFER IS ACCOMPANIED BY A FAVORABLE OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT THE TRANSFER WILL NOT RESULT IN A VIOLATION OF THE ACT OR ANY APPLICABLE SECURITIES LAWS.
          (b) Capacity of the Investor; Execution of Agreement. Such Investor has all requisite power, authority and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement, and the performance by the Investor of the transactions and obligations contemplated hereby, have been duly authorized by all requisite corporate or individual, as the case may be, action of the Investor. This Agreement has been duly executed and delivered by the Investor and constitutes a valid and legally binding agreement of the Investor, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.
          (c) Accredited Investor/Qualified Institutional Buyer. Each Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act or a “qualified institutional buyer” within the meaning of Rule 144A(a)(1) promulgated under the 1933 Act.
          (d) Suitability and Sophistication. The Investor has (i) such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of purchasing the Shares it is purchasing; (ii) independently evaluated the risks and merits of purchasing such Shares and has independently determined that the Shares are a suitable investment for it; and (iii) sufficient financial resources to bear the loss of its entire investment in such Shares. The

Investor has had an opportunity to review: the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Company’s quarterly reports on Form 10-Q for the periods ended March 31, 2009 and June 30, 2009, the Company’s current report on Form 8-K filed with the SEC on July 14, 2009 and other filings made by the Company under Section 13(a) of the 1934 Act since July 7, 2008 (the “SEC Filings”).
          (e) Brokers, Finders, and Agents. The Investor is not, directly or indirectly, obligated to anyone acting as broker, finder, or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby. No Person has or, immediately following the consummation of the transactions contemplated by this Agreement, will have, any right, interest or valid claim against the Company or the Investor for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement, nor are there any brokers’ or finders’ fees or any payments or promises of payment of similar nature, however characterized, that have been paid or that are or may become payable in connection with the transactions contemplated by this Agreement, as a result of any agreement or arrangement made by the Investor.
          (f) Nationality; Residence. Each Investor is a citizen of the United States of America and a resident of, or organized within, the state set forth underneath such Investor’s name on Exhibit A attached to this Agreement.
          (g) General Solicitation. The Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
     4.3 Rule 144. Each Investor acknowledges that the Shares it will be purchasing must be held indefinitely unless subsequently registered under the 1933 Act or unless an exemption from such registration is available. Each Investor acknowledges that the Company is neither obligated, nor has the present intention, to register the Shares for resale pursuant to a registration statement filed with the SEC. Each of the Investors is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the provisions of Rule 144(i), which provide additional conditions that must be satisfied by (a) an issuer with (i) no or nominal operations; and (ii) either (A) no or nominal assets; (B) assets consisting solely of cash and cash equivalents; or (C) assets consisting of any amount of cash and cash equivalents and nominal other assets; or (b) an issuer that has been at any time previously an issuer described in (a), and each Investor is further aware that the provisions of Rule 144(i) are applicable to the Company.
SECTION V  MISCELLANEOUS.
     5.1 Waivers and Amendments. This Agreement may be amended or modified in whole or in part only by a writing which makes reference to this Agreement executed by the Investors and the Company. The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

     5.2 Entire Agreement. This Agreement (together with the Exhibits hereto) and the other agreements and instruments expressly provided for herein, together set forth the entire understanding of the parties hereto and supersede in their entirety all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, among the parties with respect to the subject matter hereof.
     5.3 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of Florida without giving effect to the principles of conflicts of law thereof. Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in any Florida state or federal court sitting in Miami-Dade County, Florida (or, if such court lacks subject matter jurisdiction, in any appropriate Florida state or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.
     5.4 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     5.5 Public Announcements. Except as provided below in this Section 5.5, none of the parties hereto shall publicly disclose the execution, delivery or contents of this Agreement other than (i) with the prior written consent of the other parties hereto, or (ii) as required by any applicable law (including for the purpose of holding shareholder or stockholder meetings and proxies therefor), the applicable rules of any stock exchange, or any Governmental Authority. Without limiting the foregoing, the parties understand that this Agreement will be publicly filed by the Company with the SEC and that the Company may issue press releases and/or public statements with respect to this Agreement and the Merger. Nothing contained herein shall prohibit the Company from making any such disclosure if required by any applicable law or any Governmental Authority.
     5.6 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and be deemed to have been duly given (a) when personally delivered or sent by facsimile transmission (the receipt of which is confirmed in writing), (b) one Business Day after being sent by a nationally recognized overnight courier service or (c) five Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below.

If to the Company:	QuikByte Software, Inc.
4400 Biscayne Boulevard
Suite 950
Miami, Florida 33137
Attn: Glenn Halpryn, CEO
Facsimile: (305) 573-4115

with a courtesy copy (not	Robert L. Grossman, Esq.
constituting notice) to:	Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
Facsimile: (305) 961-5756

if to Investors:	At the addresses set forth across from each Investor’s name on Exhibit A hereto.

Any party by written notice to the other may change the address or the persons to whom notices or copies thereof shall be directed.
     5.7 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument. Any facsimile, scanned or e-mailed copy of this Agreement will be deemed an original for all purposes and any facsimile, scanned or e-mailed copy of an original written signature shall be deemed to have the same effect as an original written signature.
     5.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Company may not assign or transfer its rights hereunder without the prior written consent of the Investors and no Investor may assign or transfer its rights hereunder without the prior written consent of the Company.
     5.9 Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of this Agreement.
     5.10 Exhibits. The Exhibits attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.
     5.11 Expenses. Each party shall bear and pay all of the legal, accounting and other costs and expenses incurred by it in connection with the transactions contemplated by this Agreement.
     5.12 Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.
     5.13 Interpretation. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
[Signature Page Follows]

SIGNATURE PAGES TO
STOCK PURCHASE AGREEMENT
BY AND AMONG
QUIKBYTE SOFTWARE, INC. AND THE INVESTORS
     IN WITNESS WHEREOF, the Company and each of the Investors have executed this Agreement as of the date first above written.

COMPANY:

QuikByte Software, Inc., a Colorado corporation

By:

Name:

Title:

INVESTOR (if an individual):	INVESTOR (if an entity):

(Signature)	(Legal Name of Entity)

By:
(Print Name)

Name:

Title:

EXHIBIT A
SCHEDULE OF INVESTORS

Name, Address and	Number of
State of Residence or Organization	Shares Purchased	Purchase Price

Total:	44,634,374	$2,000,000.00

A-1

EXHIBIT B
INVESTOR LOCK-UP AGREEMENT
QuikByte Software, Inc.
4400 Biscayne Blvd., Suite 950
Miami, FL 33137
Attn: Glenn L. Halpryn, CEO
Ladies and Gentlemen:
     The undersigned, a holder of shares of Sorrento Therapeutics, Inc., a Delaware corporation (“Sorrento”), and/or QuikByte Software, Inc., a Colorado corporation (together with its successors, “Parent”), will hold shares of common stock, $0.0001 par value, of Parent (“Parent Shares”) after the transactions contemplated by that certain Merger Agreement, dated as of July 14, 2009 by and among Sorrento, Parent, Sorrento Merger Corp., Inc., a Delaware corporation, Stephen Zaniboni, an individual as the Stockholders’ Agent thereunder, and Glenn Halpryn, an individual as Parent Representative thereunder, as amended (the “Merger Agreement”). For good and valuable consideration, the undersigned hereby irrevocably agrees that following the closing of the merger contemplated under the Merger Agreement (the “Merger”), the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Parent Share, including, Parent Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the United States Securities and Exchange Commission and Parent Shares that may be issued upon exercise of any options or warrants, or securities convertible into or exercisable or exchangeable for Parent Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Parent Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Parent Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Parent Shares or securities convertible into or exercisable or exchangeable for Parent Shares or any other securities of Parent, or (4) publicly disclose the intention to do any of the foregoing, in each case, for a period commencing on the date of the closing of the Merger and ending on the twenty-four (24) month anniversary of such date. Notwithstanding the foregoing, this Lock-Up Letter Agreement shall automatically terminate and the undersigned holder will be automatically released from any transfer restrictions hereunder on the last business date that is immediately prior to the consummation of a Change of Control. For purposes hereof, a “Change of Control” shall mean any transaction or series of transactions involving (i) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction involving Parent, as a result of which the shareholders of Parent immediately prior to such transaction hold, in the aggregate, less than 50% of the voting power of Parent or the surviving entity immediately after such transaction on a fully-diluted basis; (ii) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of all or substantially all of the business or assets (including intangible assets) of Parent; or (iii) any liquidation or dissolution of Parent.
     In furtherance of the foregoing, Parent and its transfer agent on its behalf are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

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     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Yours truly,

By:
Name:
Title:

Dated:
Accepted and Acknowledged:
QuikByte Software, Inc.

By:
Name:
Title:

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